Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Employee Stock Purchase Plan, as amended, of CACI International Inc of our report dated March 1, 2013, with respect to the consolidated financial statements of Six3 Systems Holdings II, Inc. for the year ended December 31, 2012 included in the Current Report (Form 8-K/A No. 001-31400) of CACI International Inc filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

February 6, 2014